Reynolds Consumer Products Announces Debt Refinancing of Term Loan Facility

LAKE FOREST, Ill., March 4, 2025 – (BUSINESSWIRE) – Reynolds Consumer Products Inc. (Nasdaq: REYN) (the “Company”), a leading provider of household products, today announced the successful refinancing of the remaining $1.645 billion principal of its original $2.475 billion term loan facility, extending the maturity of its debt and further enhancing the Company’s financial flexibility.

The new term loan will mature in 2032, extending the maturity of the Company’s existing term loan by approximately 5 years. Reflecting the Company’s strong credit profile, the new term loan was priced with no original issue discount and bears interest at the Secured Overnight Financing Rate (SOFR) plus 175 basis points per annum, representing a 10 basis point credit spread reduction compared to the rate on the existing term loan.

JP Morgan served as lead-left arranger for the term loan refinancing.

“We are very pleased with the successful completion of this refinancing which underscores the strength of our credit profile, strong free cash flow and disciplined capital management,” said Nathan Lowe, Chief Financial Officer. “With these improved terms and our upsized revolving credit facility announced in October, we are even better positioned to support our strategic priorities and create long-term value for our shareholders. We also want to express our appreciation to JP Morgan for their exceptional support through this refinancing process, along with our revolving credit facility bank group which assisted in the execution of the refinancing.”
About Reynolds Consumer Products Inc.
Reynolds Consumer Products is a leading provider of household products that simplify daily life so consumers can enjoy what matters most. With a presence in 95% of households across the United States, Reynolds Consumer Products manufactures and sells products that people use in their homes for cooking, serving, cleanup and storage. Iconic brands include Reynolds Wrap® aluminum foil and Hefty® trash bags and disposable tableware, as well as dedicated store brands which are strategically important to retail customers. Overall, Reynolds Consumer Products holds the No. 1 or No. 2 U.S. market share position in majority of product categories it serves. For more information, visit https://investors.reynoldsconsumerproducts.com/.

Forward Looking Statements
This press release contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our plans to refinance our term loan facility. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “outlook,” “forecast”, “position”, “committed,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “model”, “assumes,” “confident,” “look forward,” “potential” “on track”, or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include plans and expectations related to refinancing our term loan facility, the timing thereof, our cash flow profile, our credit metrics, our capital structure and our financial flexibility. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q.

For additional information on these and other factors that could cause our actual results to materially differ from those set forth herein, please see our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
REYN-F

Investor Contact:

Mark Swartzberg
Mark.Swartzberg@reynoldsbrands.com
(847) 482-4081
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